UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	None
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

     2838 Bovaird Drive West Brampton, Ontario, Canada L7A 0H2
 (Address of Principal Executive Offices (Postal Code)

EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Eric Davis
Vice President and Chief Financial Officer SunOpta Inc.

     2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2
(Name and address of agent for service)

 (905) 455-1990
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered (A)	offering price per	aggregate offering	registration fee
		share (B)	price (C)

Common Shares, without par value	2,000,000	$3.57	$7,140,000	$398.41

(A)

The aggregate number of shares by which the Employee Stock Purchase Plan was increased pursuant to shareholder action on May 14, 2009. There are also to be registered, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), such additional shares as may become issuable under the Plan through the operation of applicable anti-dilution provisions.

(B)

Computed in accordance with Rules 457 (c) under the Act solely for purposes of calculating the registration fee; based on the average of the high and low price of the shares as quoted on the Nasdaq National Market tier of the Nasdaq Stock Market on August 31, 2009 a date within five (5) days prior to the date of filing of this Registration Statement.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,000,000 shares under the Employee Stock Purchase Plan (the “ESPP") of SunOpta, Inc. (the “Company”), which increase in shares was approved by the shareholders of the Company at the Annual Meeting of Shareholders on May 14, 2009. Pursuant to Instruction E, the contents of the Company’s Form S-8 Registration Statement No. 333-124911 (“Original Registration Statement”) are hereby incorporated by reference.

PART II

Item 8. Exhibits

See index to Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Brampton, Province of Ontario, Canada, on this 1st day of September, 2009.

SUNOPTA INC.

By: /s/ Eric Davis
Eric Davis
Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SunOpta Inc., hereby severally constitute and appoint Eric Davis and Jeremy Kendall and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 1, 2009 by the following persons in the capacities indicated.

Signature	Title

___________________________________
Jeremy Kendall	Director and Chairman of the Board

___________________________________
Cyril A. Ing	Director and Board Secretary

___________________________________
Steven Bromley	Director, President and Chief Executive Officer

___________________________________
Allan Routh	Director and President of the SunOpta Grains & Foods

___________________________________
Katrina Houde	Director

___________________________________
Douglas Greene	Director

___________________________________
Victor Hepburn	Director

___________________________________
Jay Amato	Director

Exhibit Index

Exhibit Number	Description

4.1	Employee Stock Purchase Plan (incorporated herein by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2009)

5	Opinion of Wildeboer Dellelce LLP

23.1	Consent of Deloitte & Touche LLP and PricewaterhouseCoopers LLP

23.2	Consent of Wildeboer Dellelce LLP (Contained in Exhibit 5)